EXHIBIT 10.2

                              PARTNERSHIP CONTRACT

Between the undersigned:

The  company  ALIDOO RCS PARIS B 429 518 77 SA with a capital of 357 200 F whose
registered  office  is  located  at  86,  Rue  Damremont  75018  Paris,   France
represented by Mr. Jean Sebastien CRUZ as Chairman.

On the one hand,

And

The company BILLYWEB CORP whose registered office is located at 222 LAKE VIEW, PALM BEACH, FLORIDA, 33401, USA, represented by Mr. Frederic Richard, alias BILLY as president

On the other hand,

It was agreed the following:


ARTICLE I: PURPOSE OF PARTNERSHIP AGREEMENT

This partnership agreement defines the partnership terms between the two companies, and their respectively website, the trading content and the execution terms.


ARTICLE II: OBLIGATIONS

ARTICLE II. 1

OBLIGATION OF ALIDOO

ALIDOO commits itself to deliver to the company Billyweb Corp a pedigree sheet per week in the cat and dog category; its content would have a text as well as a picture with either the format GIF or JPEG with liberty of right.

ARTICLE II. 2


BILLYWEB CORP OBLIGATION


BILLYWEB CORP commits itself to put the logo ALIDOO, which means putting the logo ALIDOO on its site with a link on the URL: www.alidoo.com on the Billyweb.com (URL: www.billyweb.com).


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ARTICLE III: DURATION OF PARTNERSHIP

It is an unspecified duration of contract.

The contract will be renew each year by tacit agreement, except letter send by certified mail from one or the other party with a three months notice.



ARTICLE IV: EXECUTION TERMS OF THE PARTNERSHIP AGREEMENT

     - Confidentiality clause: the parties commit themselves one another to not reveal to anyone, directly or indirectly some element of information or the know-how of the markets or contracts, or also projects concerning the contracting partner that could be known by the contracting under its partnership agreement.

     - The parties commit themselves to accomplish fairly and honestly its partnership agreement (adopt a diligent conduct towards its partner, provide sincere and exploitable information...)



ARTICLE V: LITIGATIONS

All potential litigation between the partners in this agreement is subject to the exclusive jurisdiction of the Commercial Court of Paris.

For the Company ALIDOO.COM                   For the Company Billyweb Corp

/s/ Jean Sebastien Cruz                      /s/ Frederic Richard
Jean Sebastien CRUZ                          Frederic Richard
President                                    President



Made in two copies with the mention "read and approved"
In Paris, on Mai 2000















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Appended 1: Prices of trading content of site Alidoo







Licensing                    Description                 Duration of offer      Valuation base
                                                                                Price, tax non
                                                                                included

Music columns                Periodicity: daily          One year               120 000 F
The delivery is
composed of 1 article
"The dog of the              Format:
weeek" and 1 article         An article is
"the cat of the week".       composed of a title, +
                             a mini paper of 400
                             maxi signs (bubble Billy)
                             + 120 maxi signs (bubble
                             Sharkee), one image and
                             one link + logo towards
                             the site Alidoo with the
                             mention "si tu veux en
                             savoir  plus,  vas sur
                             Francemp3".  The subjects
                             concern pedigree sheet of
                             cat and dog. The bubbles
                             Billy  present  a  summary,
                             the bubbles Sharkee give a
                             response  to the  question
                             "What master?".